                                                                    EXHIBIT 23.1



         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


The Registrant was unable to obtain the written consent of Arthur Andersen LLP, to incorporate by reference its report dated March 11, 2002. See Explanatory Note.